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                                                                   EXHIBIT 21(i)


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                        Reading Entertainment, Inc. Consolidated Subsidiaries
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                                              JURISDICTION OF
    SUBSIDIARY                                 INCORPORATION               D/B/A
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
Domestic Subsidiaries:
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AHGP, Inc.                                     Delaware, USA

AHLP, Inc.                                     Delaware, USA

Angelika Film Centers LLC                      Delaware, USA               Angelika Film Center

Angelika Holding, Inc.                         Delaware, USA

Bayou Cinemas, LP                              Delaware, USA               Angelika Film Center & Cafe

Cine Vista Holdings, Inc.                      Delaware, USA

Entertainment Holdings, Inc.                   Delaware, USA

FA, Inc.                                       Delaware, USA

Puerto Rico Holdings, Inc                      Delaware, USA

Railroad Investments, Inc.                     Delaware, USA

Reading Capital Corporation                    Delaware, USA

Reading Center Development Corp.               Pennsylvania, USA

Reading Cinemas, Inc.                          Delaware, USA

Reading Cinemas of Puerto Rico, Inc.           Puerto Rico, USA            CineVista Theaters

Reading Cinemas New Jersey, Inc.               Delaware, USA

Reading Company                                Pennsylvania, USA

Reading Holdings, Inc.                         Delaware, USA

Reading International Cinemas LLC              Delaware, USA

Reading Investment Company                     Delaware, USA

Reading Real Estate Company                    Pennsylvania, USA

Reading Resources, Inc.                        Delaware, USA

Reading Theaters, Inc.                         Delaware, USA               Tower Angelika Theater

Reading Transportation Company                 Pennsylvania, USA

RG-I, Inc.                                     Delaware, USA

RG-II, Inc.                                    Delaware, USA

Royal George, LLC                              Delaware, USA

The Port Reading Railroad Company              New Jersey, USA
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
                        Reading Entertainment, Inc. Consolidated Subsidiaries
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                                              JURISDICTION OF
    SUBSIDIARY                                 INCORPORATION               D/B/A
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
Trenton-Princeton Traction Company             New Jersey, USA

Twin Cities Cinemas, Inc.                      Delaware, USA               Reading Cinemas

Washington and Franklin Railway Company        Penna. & Maryland, USA

Western Gaming, Inc.                           Delaware, USA

Wilmington & Northern Railroad                 Penna. & Delaware, USA

International Subsidiaries:
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Australia Cinema Management Pty Limited        New South Wales, Australia

Australia Country Cinemas Pty Limited          New South Wales, Australia  Reading Cinemas

Darnelle Enterprises Limited                   Auckland, New Zealand

R&W Cinema Properties Limited                  Auckland, New Zealand

Reading Australia Leasing Pty Limited          New South Wales, Australia

Reading Cinema Properties Limited              Auckland, New Zealand

Reading Entertainment Australia Pty Limited    New South Wales, Australia  Reading Cinemas

Reading Properties Pty Limited                 Victoria, Australia

Reading New Zealand Limited                    Auckland, New Zealand

Ronwood Investments Limited                    Auckland, New Zealand

Tington Investments Limited                    Auckland, New Zealand

Tobrooke Holdings Limited                      Auckland, New Zealand       Berkeley Cinemas
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